   As filed with the Securities and Exchange Commission on November 8, 2000
                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       TRANSACT TECHNOLOGIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Delaware                        06-1456680
          (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)


      7 Laser Lane, Wallingford, Connecticut             06492
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


               TransAct Technologies Incorporated 1996 Stock Plan
                            (FULL TITLE OF THE PLAN)


                                 Richard L. Cote
   Executive Vice President, Chief Financial Officer, Secretary and Treasurer
                       TransAct Technologies Incorporated
                                  7 Laser Lane
                         Wallingford, Connecticut 06492
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (203) 269-1198
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:

                              Thomas A. Klee, Esq.
                              Shipman & Goodwin LLP
                                One American Row
                           Hartford, Connecticut 06103
                                 (860) 251-5000



                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED          PROPOSED
                               AMOUNT           MAXIMUM           MAXIMUM
   TITLE OF SECURITIES         TO BE         OFFERING PRICE      AGGREGATE         AMOUNT OF
    TO BE REGISTERED         REGISTERED       PER UNIT(1)      OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01...................   250,000 shares       $7.1565           $1,789,125   $474.12
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices reported on the Nasdaq National Market on November 1, 2000.
--------------------------------------------------------------------------------

 Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to
  Registration Statement No. 333-32703, filed August 1, 1997, and Registration
                Statement No. 333-62269, filed August 26, 1998.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     This Registration Statement relates to the registration of additional shares of Common Stock, par value $0.01 per share, of TransAct Technologies Incorporated, the same class of securities as registered on Forms S-8 for TransAct Technologies Incorporated 1996 Stock Plan, Registration Statement Nos. 333-32703 and 333-62269. The contents of the prior Registration Statements are incorporated in this Registration Statement by reference.

                                   SIGNATURES

     Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wallingford, State of Connecticut, on November 8, 2000.

                                      TRANSACT TECHNOLOGIES INCORPORATED


                                      By: /s/ Bart C. Shuldman
                                         ---------------------------------------
                                           Bart C. Shuldman
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Bart C. Shuldman and Richard L. Cote and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                               TITLE                              DATE
         ---------                               -----                              ----

    /s/Bart C. Shuldman             President, Chief Executive Officer          November 8, 2000
----------------------------            and Director
     BART C. SHULDMAN                   (Principal Executive Officer)


    /s/Richard L. Cote              Executive Vice President, Chief             November 8, 2000
---------------------------             Financial Officer, Secretary,
     RICHARD L. COTE                    Treasurer and Director
                                        (Principal Financial Officer)

    /s/Thomas R. Schwarz            Chairman of the Board and Director          November 8, 2000
---------------------------
     THOMAS R. SCHWARZ

    /s/Graham Y. Tanaka             Director                                    November 8, 2000
---------------------------
     GRAHAM Y. TANAKA

    /s/Charles A. Dill              Director                                    November 8, 2000
---------------------------
     CHARLES A. DILL

    /s/Jeffrey T. Leeds             Director                                    November 8, 2000
---------------------------
     JEFFREY T. LEEDS

/s/ Steven A. DeMartino             Vice President and Corporate Controller
---------------------------             (Principal Accounting Officer)          November 8, 2000
    STEVEN A. DEMARTINO

                                  EXHIBIT INDEX

Exhibit No.                           Description
-----------                           -----------

       5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

      23.1          Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

      23.2          Consent of PricewaterhouseCoopers LLP.